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                                                                 Exhibit: 10.26T

[Smithsonian Institution Letterhead]

March 3, 1999

Mr. William Burnham
President
Soundprints
353 Main Avenue
Norwalk, CT 06851-1552

         Re:      Consent to Assignment for S.I. Licensing Agreement
                  #RC9-721003-0001.

Dear Mr. Burnham:

Enclosed please an executed Consent to Assignment which allows Soundprints to assign the above-referenced license agreement on the condition that the new company, Futech, accepts all rights and obligations without limitation.

If you have any questions or concerns, please do not hesitate to call. Good luck with the merger.

Sincerely,

/s/ Sherylle Mills
--------------------------------

Sherylle Mills, Esq.
Contract Negotiator